Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, CA 94520

August 19, 2003

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form S-8, dated August 19, 2003, of our report dated April 1, 2003 , relating to the financial statements of Xraymedia.com for the years ended December 31, 2002 and 2001.

Bedinger & Company
Certified Public Accountants